Exhibit 99

NextEra Energy, Inc. Media Line: (305) 552-3888 April 30, 2013 FOR IMMEDIATE RELEASE

NextEra Energy announces first-quarter earnings for 2013

•	Florida Power & Light Company continued to invest in the business to provide long-term customer benefits and maintained a regulatory return on equity of 11 percent

•	NextEra Energy Resources' results benefitted from new project additions

•	Lone Star Transmission line energized on time and under budget

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2013 first-quarter net income on a GAAP basis of $272 million, or $0.64 per share, compared with $461 million, or $1.11 per share, in the first quarter of 2012. On an adjusted basis, NextEra Energy's earnings were $475 million, or $1.12 per share, compared with $422 million, or $1.02 per share, in the first quarter of 2012. Adjusted earnings exclude the mark-to-market effects of non-qualifying hedges and the net effect of other than temporary impairments (OTTI) on certain investments, and also for the current quarter, the gain on the sale of the Maine hydropower assets, a charge associated with the decision to sell merchant fossil assets in Maine, and charges associated with an impairment on the Spain solar project, all of which relate to the business of NextEra Energy Resources, LLC and its affiliated entities.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, for analysis of performance, for reporting of results to the Board of Directors and as an input in determining whether performance goals are met for performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its earnings outlook to analysts and investors. NextEra Energy management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. The attachments to this news release include a reconciliation of historical adjusted earnings to net income, which is the most directly comparable GAAP measure.

“NextEra Energy delivered strong results in the first quarter of 2013 as we continued to execute well on our objectives,” said NextEra Energy President and CEO Jim Robo. “At Florida Power & Light Company, earnings growth was driven by increased investments in the business that are helping to provide our customers with the lowest bills in the state and reliability that is among the best in the country. At NextEra Energy Resources, we continue to develop new projects to sustain our position as North America's largest generator of renewable energy from the wind and sun.”

Florida Power & Light Company
NextEra Energy's principal rate-regulated utility subsidiary, Florida Power & Light Company, reported first-quarter net income of $288 million, or $0.68 per share, compared with $239 million, or $0.58 per share, for the prior-year quarter.

The main driver of FPL's growth was continued investment in the business, which strengthens a customer value proposition that includes high reliability, award-winning customer service, a clean emissions profile and the lowest typical residential customer bill in Florida. During the quarter, average regulatory capital employed grew by $3.4 billion, a 14 percent increase compared to the prior-year quarter. FPL had approximately 33,000 more customers than in the year-ago period, representing the 12th consecutive quarter of consistent customer growth. Excluding the effect of weather, underlying customer usage was roughly flat.

The business continues to execute well against its development objectives, including the completion of the nuclear power uprate of Turkey Point Unit 4, marking the fourth and final repowering of FPL's nuclear units. Coupled with the completed uprates at both St. Lucie Units 1 & 2 and Turkey Point Unit 3, these investments are now expected to provide more than 500 megawatts (MW) of emissions-free energy to customers.

FPL's Cape Canaveral Next Generation Clean Energy Center became operational on April 24. Modernization of the company's Riviera Beach Next Generation Clean Energy Center remains on track and on budget with an expected in-service date of June 2014. The demolition of FPL's Port Everglades facility is set for July and the modernized facility is expected to be in service by June 2016. Combined, the three new, more efficient power plants are expected to add approximately 3,700 MW of gas-fired generation. During their operating lifetimes, customers will save more than $1 billion combined in fuel and other costs, relative to avoided higher-cost generation or purchased power.

During the quarter, FPL completed its project to install 4.5 million smart meters across its service territory, delivering the reliability benefits of this state-of-the-art technology to customers. On March 12, Vero Beach, Fla. residents voted in favor of FPL's proposed acquisition of the Vero Beach municipal electric utility system, which, subject to applicable approvals, is expected to close in 2014. FPL is currently evaluating competing bids in response to the issuance of a request for proposals to build a third major natural gas pipeline to serve Florida's growing need for natural gas power. The business expects to name winning bidders in July with construction expected to be completed in 2017, subject to applicable approvals.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported a first-quarter loss on a GAAP basis of $40 million, or $0.09 per share, compared with profit of $221 million, or $0.53 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings were $177 million, or $0.42 per share, compared with $182 million, or $0.44 per share, in the first quarter of 2012.

NextEra Energy Resources' adjusted earnings were driven by contributions from new wind and solar assets as well as improved contributions from the customer supply and trading business due to favorable market conditions. These gains were offset largely by lower wind generation.

Additionally, there were three items in the quarter that the business excluded from adjusted earnings. The previously announced sale of the company's Maine hydropower assets, which closed in March, resulted in a GAAP gain of roughly $216 million. Separately, as part of the company's continuing efforts to reduce market exposure to merchant pricing, the business expects to sell 796 MW of merchant fossil assets in Maine, and the business has recognized a charge of roughly $41 million. Finally, due to unexpected recent tariff revisions by the Spanish government, the business is writing down the value of its solar project in that country by $300 million and recording additional Spanish income tax valuation allowances related to the impairment of $42 million.

During the first quarter, NextEra Energy Resources signed long-term power purchase agreements for 225 MW of new U.S. wind projects and 40 MW of solar projects. The business remains on track to add approximately 500 to 1,500 MW of new U.S. wind assets to the portfolio through 2014, and approximately 300 MW of new contracted solar generation to the portfolio through 2016.

Corporate and Other
Corporate and Other's contribution to adjusted earnings was 2 cents as the Lone Star transmission line in Texas entered service on time and under budget in the first quarter. On a GAAP basis, Corporate and Other's contribution to earnings per share was 5 cents.

Outlook
NextEra Energy continues to expect it will deliver adjusted earnings per share for 2013 in the range of $4.70 to $5.00. Additionally, the company currently expects a compounded annual growth rate for full-year adjusted earnings per share of 5 percent to 7 percent through 2016, from a 2012 base.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the unrealized mark-to-market effect of non-qualifying hedges, and net other than temporary impairment losses on securities held in NextEra Energy Resources' nuclear decommissioning funds, none of which can be determined at this time. For 2013, adjusted earnings also exclude the gain on the sale of the Maine hydropower assets, a charge associated with the decision to sell merchant fossil assets in Maine, and charges associated with an impairment on the Spain solar project. In addition, adjusted earnings expectations assume, among other things: normal weather and operating conditions; no further significant decline in the national or the Florida economy; supportive commodity markets; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; access to capital at reasonable cost and terms; no acquisitions or divestitures; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's first-quarter earnings conference call is scheduled for 9 a.m. ET on April 30, 2013. The webcast is available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/investors. The slides and earnings release accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors beginning at 7:30 a.m. ET today. For those unable to listen to the live webcast, a replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $14.3 billion, more than 42,000 megawatts of generating capacity, and nearly 15,000 employees in 26 states and Canada as of year-end 2012. Headquartered in Juno Beach, Fla., NextEra Energy's principal subsidiaries are Florida Power & Light Company, which serves approximately 4.6 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which together with its affiliated entities is the largest generator in North America of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “will result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or an appropriate return on capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; risks of disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions to or elimination of governmental incentives that support renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources); impact of new or revised laws, regulations or interpretations or other regulatory initiatives on NextEra Energy and FPL; effect on NextEra Energy and FPL of potential regulatory action to broaden the scope of regulation of over-the-counter (OTC) financial derivatives and to apply such regulation to NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations; effect on NextEra Energy and FPL of changes in tax laws and in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; risks associated with threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; risk of lack of availability of adequate insurance coverage for protection of NextEra Energy and FPL against significant losses; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to hedge effectively its assets or positions against changes in commodity prices, volumes, interest rates, counterparty credit risk or other risk measures; potential volatility of NextEra Energy's results of operations caused by sales of power on the spot market or on a short-term contractual basis; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's hedging and trading procedures and associated risk management tools to protect against significant losses; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; risks to NextEra Energy and FPL of failure of counterparties to perform under derivative contracts or of requirement for NextEra Energy and FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's and FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses of compromise of sensitive customer data; risks to NextEra Energy and FPL of volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; increasing costs of health care plans; lack of a qualified workforce or the loss or retirement of key employees; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions; environmental, health and financial risks associated with NextEra Energy's and FPL's ownership of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; liability of NextEra Energy and FPL for increased nuclear licensing or compliance costs resulting from hazards posed to their owned nuclear generation facilities; risks associated with outages of NextEra Energy's and FPL's owned nuclear units; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; risk of impairment of NextEra Energy's and FPL's liquidity from inability of creditors to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; and effect of disruptions, uncertainty or volatility in the credit and capital markets of the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2012 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended March 31, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$2,188	$1,016	$75	$3,279
Operating Expenses
Fuel, purchased power and interchange	820	230	15	1,065
Other operations and maintenance	385	351	20	756
Impairment charge	—	300	—	300
Depreciation and amortization	181	226	12	419
Taxes other than income taxes and other	259	42	4	305
Total operating expenses	1,645	1,149	51	2,845
Operating Income (Loss)	543	(133)	24	434
Other Income (Deductions)
Interest expense	(102)	(124)	(46)	(272)
Benefits associated with differential membership interests - net	—	40	—	40
Allowance for equity funds used during construction	18	—	8	26
Interest income	1	4	14	19
Gains on disposal of assets - net	—	12	—	12
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(3)	—	(3)
Other - net	—	5	(9)	(4)
Total other income (deductions) - net	(83)	(66)	(33)	(182)

Income (Loss) from Continuing Operations before Income Taxes	460	(199)	(9)	252
Income Tax Expense (Benefit)	172	16	(20)	168
Income (Loss) from Continuing Operations	288	(215)	11	84
Net gain from Discontinued Operations, net of Income Taxes	—	175	13	188
Net Income (Loss)	$288	$(40)	$24	$272
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$288	$(40)	$24	$272
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	53	(1)	52
(Income) loss from other than temporary impairments - net	—	(3)	—	(3)
Net gain from discontinued operations	—	(175)	(13)	(188)
Impairment charge and valuation allowance	—	342	—	342
Adjusted Earnings	$288	$177	$10	$475

Earnings Per Share (assuming dilution)	$0.68	$(0.09)	$0.05	$0.64
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	0.12	—	0.12
(Income) loss from other than temporary impairments - net	—	(0.01)	—	(0.01)
Net gain from discontinued operations	—	(0.41)	(0.03)	(0.44)
Impairment charge and valuation allowance	—	0.81	—	0.81
Adjusted Earnings (Loss) Per Share	$0.68	$0.42	$0.02	$1.12
Weighted-average shares outstanding (assuming dilution)				424

In the fourth quarter of 2012, benefits associated with differential membership interests - net have been reclassified from operating expenses to other income (deductions) to be comparable with the presentation of other financing costs. Prior year amounts have been restated consistent with the current year presentation.

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended March 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$2,224	$1,090	$57	$3,371
Operating Expenses
Fuel, purchased power and interchange	935	230	17	1,182
Other operations and maintenance	436	320	19	775
Impairment charges	—	—	—	—
Depreciation and amortization	118	192	10	320
Taxes other than income taxes and other	254	37	—	291
Total operating expenses	1,743	779	46	2,568
Operating Income (Loss)	481	311	11	803
Other Income (Deductions)
Interest expense	(104)	(127)	(34)	(265)
Benefits associated with differential membership interests - net	—	41	—	41
Allowance for equity funds used during construction	10	—	3	13
Interest income	1	6	13	20
Gains on disposal of assets - net	—	11	—	11
Other than temporary impairment losses on securities held in nuclear decommissioning funds	—	(1)	—	(1)
Other - net	(1)	1	(4)	(4)
Total other income (deductions) - net	(94)	(69)	(22)	(185)

Income (Loss) from Continuing Operations before Income Taxes	387	242	(11)	618
Income Tax Expense (Benefit)	148	21	(12)	157
Income (Loss) from Continuing Operations	239	221	1	461
Net gain from Discontinued Operations, net of Income Taxes	—	—	—	—
Net Income (Loss)	$239	$221	$1	$461
Reconciliation of Net Income (Loss) to Adjusted Earnings:
Net Income (Loss)	$239	$221	$1	$461
Adjustments, net of income taxes:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(37)	—	(37)
(Income) loss from other than temporary impairments - net	—	(2)	—	(2)
Net gain from discontinued operations	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Adjusted Earnings	$239	$182	$1	$422
Earnings Per Share (assuming dilution)	$0.58	$0.53	—	$1.11
Adjustments:
Net unrealized mark-to-market (gains) losses associated with non-qualifying hedges	—	(0.09)	—	(0.09)
(Income) loss from other than temporary impairments - net	—	—	—	—
Net gain from discontinued operations	—	—	—	—
Impairment charge and valuation allowance	—	—	—	—
Adjusted Earnings (Loss) Per Share	$0.58	$0.44	—	$1.02
Weighted-average shares outstanding (assuming dilution)				415

In the fourth quarter of 2012, benefits associated with differential membership interests - net have been reclassified from operating expenses to other income (deductions) to be comparable with the presentation of other financing costs. Prior year amounts have been restated consistent with the current year presentation.

For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
March 31, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$34,371	$21,979	$1,375	$57,725
Nuclear fuel	1,138	722	—	1,860
Construction work in progress	2,920	2,960	25	5,905
Less accumulated depreciation and amortization	(10,598)	(4,784)	(284)	(15,666)
Total property, plant and equipment - net	27,831	20,877	1,116	49,824

Current Assets
Cash and cash equivalents	35	152	28	215
Customer receivables, net of allowances	646	679	41	1,366
Other receivables	529	255	(391)	393
Materials, supplies and fossil fuel inventory	729	365	4	1,098
Regulatory assets:
Deferred clause and franchise expenses	104	—	—	104
Other	98	—	8	106
Derivatives	136	320	30	486
Deferred income taxes	38	11	(39)	10
Assets held for sale	—	—	—	—
Other	114	135	18	267
Total current assets	2,429	1,917	(301)	4,045

Other Assets
Special use funds	3,064	1,349	—	4,413
Other investments	4	285	692	981
Prepaid benefit costs	1,145	—	(96)	1,049
Regulatory assets:
Securitized storm-recovery costs	447	—	—	447
Other	385	—	243	628
Derivatives	9	857	36	902
Other	140	1,109	305	1,554
Total other assets	5,194	3,600	1,180	9,974

Total Assets	$35,454	$26,394	$1,995	$63,843

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
March 31, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Capitalization
Common stock	$1,373	$—	$(1,369)	$4
Additional paid-in capital	5,903	8,672	(9,018)	5,557
Retained earnings	5,202	5,433	142	10,777
Accumulated other comprehensive income (loss)	—	(48)	(88)	(136)

Total common shareholders' equity	12,478	14,057	(10,333)	16,202
Long-term debt	8,301	4,707	9,858	22,866

Total capitalization	20,779	18,764	(475)	39,068

Current Liabilities
Commercial paper	405	—	1,096	1,501
Short-term debt	500	—	375	875
Current maturities of long-term debt	54	1,550	1,078	2,682
Accounts payable	618	465	11	1,094
Customer deposits	501	4	1	506
Accrued interest and taxes	295	580	(396)	479
Derivatives	1	383	35	419
Accrued construction-related expenditures	176	189	6	371
Liabilities associated with assets held for sale	—	—	—	—
Other	451	301	97	849

Total current liabilities	3,001	3,472	2,303	8,776

Other Liabilities and Deferred Credits
Asset retirement obligations	1,222	517	—	1,739
Deferred income taxes	5,895	1,010	(245)	6,660
Regulatory liabilities:
Accrued asset removal costs	1,809	—	—	1,809
Asset retirement obligation regulatory expense difference	1,927	—	—	1,927
Other	362	—	1	363
Derivatives	—	296	95	391
Deferral related to differential membership interests	—	1,739	—	1,739
Other	459	596	316	1,371

Total other liabilities and deferred credits	11,674	4,158	167	15,999

Commitments and Contingencies

Total Capitalization and Liabilities	$35,454	$26,394	$1,995	$63,843

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$34,474	$21,877	$703	$57,054
Nuclear fuel	1,190	705	—	1,895
Construction work in progress	2,585	2,751	632	5,968
Less accumulated depreciation and amortization	(10,698)	(4,535)	(271)	(15,504)

Total property, plant and equipment - net	27,551	20,798	1,064	49,413

Current Assets
Cash and cash equivalents	40	257	32	329
Customer receivables, net of allowances	760	690	37	1,487
Other receivables	447	420	(298)	569
Materials, supplies and fossil fuel inventory	727	342	4	1,073
Regulatory assets:
Deferred clause and franchise expenses	75	—	—	75
Other	106	—	7	113
Derivatives	5	483	29	517
Deferred income taxes	—	10	387	397
Assets held for sale	—	335	—	335
Other	126	197	19	342

Total current assets	2,286	2,734	217	5,237

Other Assets
Special use funds	2,918	1,272	—	4,190
Other investments	4	269	703	976
Prepaid benefit costs	1,135	—	(104)	1,031
Regulatory assets:
Securitized storm-recovery costs	461	—	—	461
Other	351	—	231	582
Derivatives	1	873	46	920
Other	146	1,193	290	1,629

Total other assets	5,016	3,607	1,166	9,789

Total Assets	$34,853	$27,139	$2,447	$64,439

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Capitalization
Common stock	$1,373	$—	$(1,369)	$4
Additional paid-in capital	5,903	8,324	(8,691)	5,536
Retained earnings	5,254	5,473	56	10,783
Accumulated other comprehensive income (loss)	—	(149)	(106)	(255)

Total common shareholders' equity	12,530	13,648	(10,110)	16,068
Long-term debt	8,329	5,606	9,242	23,177

Total capitalization	20,859	19,254	(868)	39,245

Current Liabilities
Commercial paper	105	—	1,106	1,211
Short-term debt	—	—	200	200
Current maturities of long-term debt	453	744	1,574	2,771
Accounts payable	612	658	11	1,281
Customer deposits	503	4	1	508
Accrued interest and taxes	223	474	(283)	414
Derivatives	20	367	43	430
Accrued construction-related expenditures	235	187	5	427
Liabilities associated with assets held for sale	—	733	—	733
Other	475	404	25	904

Total current liabilities	2,626	3,571	2,682	8,879

Other Liabilities and Deferred Credits
Asset retirement obligations	1,206	508	1	1,715
Deferred income taxes	5,584	886	233	6,703
Regulatory liabilities:
Accrued asset removal costs	1,950	—	—	1,950
Asset retirement obligation regulatory expense difference	1,813	—	—	1,813
Other	309	—	—	309
Derivatives	—	529	58	587
Deferral related to differential membership interests	—	1,784	—	1,784
Other	506	607	341	1,454

Total other liabilities and deferred credits	11,368	4,314	633	16,315

Commitments and Contingencies

Total Capitalization and Liabilities	$34,853	$27,139	$2,447	$64,439

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Three Months Ended March 31, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$288	$(40)	$24	$272
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	181	226	12	419
Nuclear fuel and other amortization	34	40	7	81
Impairment charge	—	300	—	300
Unrealized (gains) losses on marked to market energy contracts	—	43	(1)	42
Deferred income taxes	238	104	21	363
Cost recovery clauses and franchise fees	(19)	—	—	(19)
Changes in prepaid option premiums and derivative settlements	—	13	—	13
Benefits associated with differential membership interests - net	—	(40)	—	(40)
Allowance for equity funds used during construction	(18)	—	(8)	(26)
Net gain from discontinued operations, net of income taxes	—	(175)	(13)	(188)
Other - net	42	(6)	49	85
Changes in operating assets and liabilities:
Customer and other receivables	106	30	—	136
Materials, supplies and fossil fuel inventory	(2)	(23)	—	(25)
Other current assets	(17)	4	3	(10)
Other assets	(10)	(4)	(11)	(25)
Accounts payable	74	(30)	(2)	42
Margin cash collateral	—	(2)	—	(2)
Income taxes	(66)	(89)	(50)	(205)
Interest and other taxes	81	(15)	8	74
Other current liabilities	(127)	(67)	(25)	(219)
Other liabilities	(9)	19	4	14
Net cash provided by (used in) operating activities	776	288	18	1,082

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Three Months Ended March 31, 2013	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Investing Activities
Capital expenditures of FPL	(810)	—	—	(810)
Independent power and other investments of NextEra Energy Resources	—	(972)	—	(972)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	170	—	170
Nuclear fuel purchases	(11)	(13)	—	(24)
Other capital expenditures	—	—	(61)	(61)
Change in loan proceeds restricted for construction	—	112	—	112
Proceeds from sale or maturity of securities in special use funds	685	239	—	924
Purchases of securities in special use funds	(701)	(245)	—	(946)
Proceeds from sale or maturity of other securities	—	—	81	81
Purchases of other securities	—	—	(68)	(68)
Other - net	(1)	17	—	16
Net cash provided by (used in) investing activities	(838)	(692)	(48)	(1,578)

Cash Flows From Financing Activities
Issuances of long-term debt	—	96	527	623
Retirements of long-term debt	(427)	(146)	(350)	(923)
Proceeds from sale of differential membership interests	—	—	—	—
Payments to differential membership investors	—	(20)	—	(20)
Net change in short-term debt	800	—	166	966
Issuances of common stock - net	—	—	8	8
Repurchases of common stock	—	—	—	—
Dividends on common stock	—	—	(279)	(279)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	(340)	349	(9)	—
Other - net	24	20	(37)	7
Net cash provided by (used in) financing activities	57	299	26	382

Net increase (decrease) in cash and cash equivalents	(5)	(105)	(4)	(114)
Cash and cash equivalents at beginning of period	40	257	32	329

Cash and cash equivalents at end of period	$35	$152	$28	$215

NEER's financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Three Months Ended March 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$239	$221	$1	$461
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	118	192	10	320
Nuclear fuel and other amortization	27	42	7	76
Impairment charge	—	—	—	—
Unrealized (gains) losses on marked to market energy contracts	—	(132)	—	(132)
Deferred income taxes	265	(64)	(67)	134
Cost recovery clauses and franchise fees	48	—	—	48
Changes in prepaid option premiums and derivative settlements	—	(1)	—	(1)
Benefits associated with differential membership interests - net	—	(41)	—	(41)
Allowance for equity funds used during construction	(10)	—	(3)	(13)
Net gain from discontinued operations, net of income taxes	—	—	—	—
Other - net	6	52	(14)	44
Changes in operating assets and liabilities:
Customer and other receivables	53	25	(19)	59
Materials, supplies and fossil fuel inventory	(22)	4	—	(18)
Other current assets	(21)	3	(6)	(24)
Other assets	(11)	20	31	40
Accounts payable	6	(81)	—	(75)
Margin cash collateral	—	75	—	75
Income taxes	(117)	85	40	8
Interest and other taxes	77	(18)	7	66
Other current liabilities	(107)	(80)	19	(168)
Other liabilities	7	(33)	2	(24)
Net cash provided by (used in) operating activities	558	269	8	835

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Three Months Ended March 31, 2012	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Investing Activities
Capital expenditures of FPL	(1,084)	—	—	(1,084)
Independent power and other investments of NextEra Energy Resources	—	(740)	—	(740)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	—	—	—
Nuclear fuel purchases	(28)	(16)	—	(44)
Other capital expenditures	—	—	(146)	(146)
Change in loan proceeds restricted for construction	—	45	—	45
Proceeds from sale or maturity of securities in special use funds	727	209	—	936
Purchases of securities in special use funds	(758)	(215)	—	(973)
Proceeds from sale or maturity of other securities	—	—	99	99
Purchases of other securities	—	—	(95)	(95)
Other - net	26	(18)	(1)	7
Net cash provided by (used in) investing activities	(1,117)	(735)	(143)	(1,995)

Cash Flows From Financing Activities
Issuances of long-term debt	—	118	448	566
Retirements of long-term debt	(25)	(109)	—	(134)
Proceeds from sale of differential membership interests	—	303	—	303
Payments to differential membership investors	—	—	—	—
Net change in short-term debt	507	193	(118)	582
Issuances of common stock - net	—	—	12	12
Repurchases of common stock	—	—	(19)	(19)
Dividends on common stock	—	—	(248)	(248)
Dividends & capital distributions from (to) NextEra Energy, Inc. - net	40	(59)	19	—
Other - net	17	(14)	(7)	(4)
Net cash provided by (used in) financing activities	539	432	87	1,058

Net increase (decrease) in cash and cash equivalents	(20)	(34)	(48)	(102)
Cash and cash equivalents at beginning of period	36	166	175	377

Cash and cash equivalents at end of period	$16	$132	$127	$275

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
First Quarter
NextEra Energy, Inc. - 2012 Earnings Per Share	$1.11

Florida Power & Light - 2012 Earnings Per Share	$0.58
Allowance for funds used during construction	0.03
Cost recovery clause results, primarily nuclear uprates in base rates	(0.01)
New investment and other	0.09
Share dilution	(0.01)

Florida Power & Light - 2013 Earnings Per Share	0.68

NEER - 2012 Earnings Per Share	0.53
New investments	0.03
Existing assets	(0.05)
Gas infrastructure	(0.03)
Customer supply businesses & proprietary power & gas trading	0.04
Non-qualifying hedges impact	(0.21)
Net gain from discontinued operations	0.41
Impairment charge and valuation allowance	(0.81)
Change in other than temporary impairment losses - net	0.01
Other, including interest expense	—
Share dilution	(0.01)
NEER - 2013 Earnings Per Share	(0.09)

Corporate and Other - 2012 Earnings Per Share	—
Lone Star Transmission	0.02
Non-qualifying hedges impact	—
Net gain from discontinued operations	0.03
Other, including interest expense, interest income and consolidating income tax benefits or expenses	—
Share dilution	—

Corporate and Other - 2013 Earnings Per Share	0.05

NextEra Energy, Inc. - 2013 Earnings Per Share	$0.64

NEER financial statements include non-utility interest expense on a deemed capital structure of 70% debt and allocated shared service costs. For interest allocation purposes, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual non-utility interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Schedule of Total Debt and Equity
(millions)
(unaudited)

	Preliminary
March 31, 2013	Per Books	Adjusted [1]
Long-term debt, including current maturities,
short-term debt and commercial paper
Junior Subordinated Debentures	$3,353	$1,677
Debentures, related to NextEra Energy's equity units	1,653
Project debt:
Natural gas-fired assets	547
Wind assets	3,543	886
Solar	823
Storm Securitization Debt	410
Pipeline Funding	500
Waste Water Bonds	56
Other[2]		1,457
Other long-term debt, including current maturities, short-term debt and commercial paper[3]	17,039	17,039
Total debt per Balance Sheet	27,924	21,059
Junior Subordinated Debentures		1,676
Debentures, related to NextEra Energy's equity units		1,653
Common shareholders' equity	16,202	16,202
Total capitalization, including debt due within one year	$44,126	$40,590

Debt ratio	63%	52%

December 31, 2012	Per Books
Long-term debt, including current maturities and
commercial paper
Junior Subordinated Debentures	$3,253	$1,627
Debentures, related to NextEra Energy's equity units	1,653
Project debt:
Natural gas-fired assets	560
Wind assets	3,634	909
Solar	173
Storm Securitization Debt	438
Pipeline Funding	500
Waste Water Bonds	56
Other[2]		1,531
Other long-term debt, including current maturities, short-term debt and commercial paper[3]	17,092	17,092
Total debt	27,359	21,159
Junior Subordinated Debentures		1,626
Debentures, related to NextEra Energy's equity units		1,653
Common shareholders' equity	16,068	16,068
Total capitalization, including debt due within one year	$43,427	$40,506

Debt ratio	63%	52%

[1] Adjusted debt calculation is based on NextEra's interpretation of S&P's credit metric methodology which can be found in their Corporate
  Ratings Criteria on S&P's website. The December 31, 2012 ratio has been restated to this methodology.

[2] Other includes imputed debt of purchase power agreements, a portion of the deferral related to differential membership interests and certain accrued interest.
[3] Includes premium and discount on all debt issuances.

Florida Power & Light Company
Statistics
(unaudited)

		Preliminary
	Quarter

Periods Ended March 31	2013	2012
Energy sales (million kwh)
Residential	10,842	11,093
Commercial	10,075	10,305
Industrial	717	737
Public authorities	137	136
Increase (decrease) in unbilled sales	(115)	178
Total retail	21,656	22,449
Electric utilities	501	500
Interchange power sales	888	154
Total	23,045	23,103

Average price (cents/kwh) (1)
Residential	10.39	10.40
Commercial	8.75	8.83
Industrial	6.68	6.97
Total	9.46	9.51

Average customer accounts (000's)
Residential	4,073	4,044
Commercial	514	510
Industrial	9	9
Other	4	4

Total	4,600	4,567

End of period customer accounts (000's)	MAR 2013	MAR 2012
Residential	4,079	4,051
Commercial	514	511
Industrial	9	9
Other	4	3
Total	4,606	4,574

1. Excludes interchange power sales, net change in unbilled revenues, deferrals under cost recovery clauses and any provision for refund.

	2013	Normal	2012

Three Months Ended March 31
Cooling degree-days	124	125	166
Heating degree-days	217	248	153

Cooling degree days for the periods above use a 72 degree base temperature and heating degree days use a 66 degree base temperature.